EXHIBIT 8.1

                              LIST OF SUBSIDIARIES





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                                   EXHIBIT 8.1

                              LIST OF SUBSIDIARIES



The Company has one wholly-owned subsidiary, Recursos de los Andes S.A.C., a Peruvian company.